Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement of AEGON N.V. on Form S-8 (No. 333-238186) of our report dated June 26, 2023, with respect to the financial statements and supplemental schedule of the Transamerica 401(k) Retirement Savings Plan as of and for the year ended December 31, 2022, which is included in this Annual Report on Form 11-K.

/s/ FORVIS, LLP
West Des Moines, Iowa June 26, 2023

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